SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2004

SOUTHERN PERU COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
Incorporation)

2575 East Camelback Rd.
Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 977-6500

Item 8.01 Other Events

Southern Peru Copper Corporation (“the Company”) announces that as of this morning unionized workers at its mining units in Toquepala and Cuajone started work stoppages asking for additional wage increases based on high metal prices. The Company keeps full operation in other units and partial production in the referred facilities. The Company expects that Peruvian authorities will declare these actions illegal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION

By:	/s/ Armando Ortega,
Its:	Vice President-Legal and
Secretary

Date: August 31, 2004